SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

Filed by the Registrant  ☒                            Filed by a Party other than the Registrant  ☐

Check the appropriate box:

☐	Preliminary Proxy Statement.

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2)).

☐	Definitive Proxy Statement.

☒	Definitive Additional Materials.

☐	Soliciting Material Pursuant to under §240.14a-12.

    Columbia Funds Series Trust I

(Name of Registrant as Specified in its Charter)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

1)	Title of each class of securities to which transaction applies:

2)	Aggregate number of securities to which transaction applies:

3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

4)	Proposed maximum aggregate value of transaction:

5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

1)	Amount Previously Paid:

2)	Form, Schedule or Registration Statement No.:

3)	Filing Party:

4)	Date Filed:

Columbia Funds

SPECIAL MEETING OF SHAREHOLDERS ADJOURNED UNTIL

March 31, 2010

We recently distributed proxy materials relating to a special meeting of shareholders of the Columbia Funds on March 3, 2010. The meeting of the Columbia Funds has been adjourned with respect to certain proposals until March 31, 2010 to allow shareholders more time to submit their voting instructions.

Your vote for this important meeting has not yet been received.

We encourage you to utilize one of the following options today to record your vote:

1.	By Phone: You may cast your vote by telephone by calling the toll-free number and entering the Control Number printed on the enclosed Proxy Card.

2.	By Internet: You may cast your vote on line by logging on to the Internet address printed on the enclosed Proxy Card, entering the Control Number printed on the Proxy Card and following the instructions on the Web site.

3.	By Mail: If you prefer to vote by mail, please complete the enclosed Proxy Card and return it in the enclosed postage-paid envelope.

Remember, your vote counts. Please vote today.

If you have any questions regarding the proposals, or need assistance voting your shares, please call Computershare Fund Services, your Fund’s proxy agent, at 800.708.7953. Representatives are available Monday through Friday between the hours of 9:00 a.m. and 11:00 p.m. and Saturday from 12:00 p.m. to 6:00 p.m., Eastern time.

Your vote will help reduce the need for additional solicitation efforts. Certain shareholders of each Fund may receive a telephone call from a representative of Computershare Fund Services if their votes have not yet been received.

Thank you for your prompt attention to this matter.